Exhibit 99.1

Contact:	Jeff Bergau
jeff.bergau@arcadiabio.com
+1-312-217-0419

Arcadia Biosciences Refinances and Consolidates Debt with Silicon

Valley Bank, Reducing Cost of Capital

DAVIS, Calif. (December 30, 2015) – Arcadia Biosciences, Inc. (Nasdaq: RKDA), an agricultural technology company, today announced the closing of a debt facility with Silicon Valley Bank, the bank of the world’s most innovative companies and their investors. The new debt facility includes a $25 million senior secured term loan, the proceeds from which were used to prepay amounts outstanding under existing loan agreements with affiliates of Tennenbaum Capital Partners, LLC and Mahyco International Pte. Ltd. With this refinancing, all outstanding Arcadia debt is consolidated into a single debt instrument with a more favorable interest rate, reduced payment amounts and a significantly reduced cost of capital.

“This refinancing prudently consolidates our debt into a single lower-cost instrument, significantly reducing our periodic and overall costs,” said Eric Rey, president and CEO of Arcadia. “As evidenced by the numerous technical and business developments we’ve announced over the past several months in soybeans, rice, wheat, and most recently corn, we continue to deploy capital in a targeted and efficient manner to augment the major investments being made by our licensees and collaborators.”

“We’re excited to partner with Arcadia Biosciences as it continues to develop and commercialize plant traits that will increase yields in some of the most important global crops,” said Jonathan Norris, managing director of life science for Silicon Valley Bank. “Our life science team is dedicated to supporting companies like Arcadia and the broader life science sectors as these companies make incredible advancements for both people and the planet.”

The description of the debt facility in this press release does not purport to be a complete description. The statements in this press release are qualified in their entirety by reference to the description of the debt financing transaction contained in a Current Report on Form 8-K and the related debt financing documents that will be attached as exhibits and filed by Arcadia with the Securities and Exchange Commission.

About Arcadia Biosciences, Inc.

Based in Davis, Calif., with additional facilities in Seattle, Wash. and Phoenix, Ariz., Arcadia Biosciences (Nasdaq: RKDA) develops agricultural products that create added value for farmers while benefitting the environment and enhancing human health. Arcadia’s agronomic performance traits, including Nitrogen Use Efficiency, Water Use Efficiency, Salinity Tolerance, Heat Tolerance and Herbicide Tolerance, are all aimed at making agricultural production more economically efficient and environmentally sound. Arcadia’s nutrition traits and products are aimed at creating healthier ingredients and whole foods with lower production costs. The company was recently listed in the Global Cleantech 100 and was previously named one of MIT Technology Review’s 50 Smartest Companies. For more information, visit www.arcadiabio.com.

About Silicon Valley Bank

For more than 30 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Forbes named SVB one of America’s best banks (2015) and one of America’s best-managed companies (2014).

SVB’s life science and healthcare practice provides a range of financial services to innovative companies that are improving health through technology.

Learn more at svb.com/lifescience.

Silicon Valley Bank is the California bank subsidiary and commercial banking operation of SVB Financial Group (Nasdaq: SIVB), and a member of the FDIC. Silicon Valley Bank and SVB Financial Group are members of the Federal Reserve System.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ and affiliates’ ability to identify and isolate desired traits; the company’s and its partners’ ability to develop commercial products incorporating its traits; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; the company’s future capital requirements and ability to satisfy its capital needs; and the other risks set forth in the company’s filings with the Securities and Exchange Commission from time to time, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

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